Exhibit 16

[Logo] elliott davis

April 5, 2011

U. S. Securities and Exchange Commission
Office of the Chief Accountant
100 F Street, NE
Washington, D.C. 20549

Re:           Southcoast Financial Corporation
 File No. 000-25933

Commissioners:

We have read Southcoast Financial Corporation’s statements included under Item 4.01 of its Form 8-K dated April 5, 2011 and we agree with such statements concerning our firm.

/s/   ELLIOTT DAVIS, LLC